ARRANGMENT AGREEMENT

            THIS AGREEMENT dated the 6th day of April, 2006.
BETWEEN:
            Morningstar Industrial Holdings Corp.
                                                              OF THE FIRST PART
AND:
            Liverpoole Inc.
                                                              OF THE SECOND PART
AND:        World Mobile Network Corp.

                                                              OF THE THIRD PART

NOW THIS ARRANGEMENT AGREEMENT is made further to an Agreement in Principle dated November 24th, 2005 (the "Agreement"), a copy of which has been inspected by the parties under a Confidentiality Agreement of even date, and in consideration of an amount of $100.00 paid by Morningstar Industrial Holdings Corp. to each of Liverpoole Inc. and World Mobile Network Corp. and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) WITNESSES that the parties hereby covenant and agree with the terms, conditions, stipulations, and provisions hereinafter set forth, and agree to observe, perform, and be bound by the same, as follows:

     1. Subject to the conditions precedent set forth below, Morningstar Industrial Holdings Corp. hereby agrees to issue 20,000,000 restricted common shares to World Mobile Network Corp. in exchange for all of the interest of World Mobile Network Corp. in Liverpoole Inc., including without limitation, its certain right and entitlement to acquire an interest in a certain online gaming business and software assets from a confidential third party for a remaining balance of US$3,000,000 due and payable on April 28th, 2006 under the terms of the aforesaid
          Agreement in Principle dated November 24th, 2005, as amended (the "Transaction").

     2. Morningstar Industrial Holdings Corp. covenants and agrees with World Mobile Network Corp. to use commercially reasonable efforts to assist with the successful completion of the obligations of Liverpoole Inc. under the aforesaid Agreement in Principle.

     3. World Mobile Network Corp. and Liverpoole Inc. each hereby represent and warrant to Morningstar Industrial Holdings Corp. that they have not previously assigned or otherwise dealt with their interest in the Transaction to any other party.

     4.   The   obligations  of  Morningstar   Industrial   Holdings  Corp.  are
          conditional upon the following:

          (a) With the assistance of Morningstar Industrial Holdings Corp., Liverpoole Inc. shall have paid an amount of US$3,000,000 to the confidential third party pursuant to the Transaction on April 28th, 2006 or such other closing date as shall in writing be agreed to; and, (b) The shareholders of Morningstar Industrial Holdings Corp. shall have agreed to a requisite increase in the authorized capital of Morningstar Industrial Holdings Corp. (the "Conditions Precedent").

     5. In consideration of Morningstar Industrial Holdings Corp. successfully performing the Conditions Precedent World Mobile Network Corp. hereby assigns to Morningstar Industrial Holdings Corp. all of its right and entitlement in Liverpoole Inc., including without limitation, the right to acquire an interest in a certain online gaming business and software assets from the confidential third party pursuant to the Transaction.

     6. This Modification Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective assigns. 1.

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     7.   This Arrangement  Agreement shall be interpreted  pursuant to the laws of Nevis, which is hereby deemed to be the place of contract by the parties.

         IN WITNESS WHEREOF the parties executed these presents as of the day and year first above written (notwithstanding the date of execution).
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
Morningstar Industrial Holdings Corp.     LIVERPOOLE INC.                        World Mobile Network Corp.
By:                                       By:                                    By:

Name:___________________________          Name:___________________________       Name:___________________________

Title:__________________________          Title:__________________________       Title:__________________________

Address:________________________          Address:________________________       Address:________________________

Facsimile No.:__________________          Facsimile No.:  ________________       Facsimile No.:  ________________

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